Exhibit 99.1

LASALLE HOTEL PROPERTIES REPORTS FOURTH QUARTER

AND FULL YEAR 2010 RESULTS

Company reports 29.1 percent hotel EBITDA margin and achieves best-ever occupancy of 75.0% in 2010

BETHESDA, MD, February 23, 2011 — LaSalle Hotel Properties (NYSE: LHO) today announced results for the fourth quarter and year ended December 31, 2010. The Company’s results include the following:

	Fourth Quarter		Full Year
	2010	2009	2010	2009
	($’s in millions except per share data)

Total Revenue	$161.7	$130.8	$600.4	$542.6
Net loss to common shareholders	$(17.0)	$(11.5)	$(24.8)	$(18.8)
Net loss to common shareholders per diluted share	$(0.24)	$(0.18)	$(0.36)	$(0.34)
EBITDA(1)	$27.0	$30.9	$152.4	$160.1
Adjusted EBITDA(1)	$43.1	$30.9	$165.0	$149.6
FFO(1)	$10.5	$15.9	$56.4	$90.8
Adjusted FFO(1)	$26.7	$15.9	$98.1	$84.1
FFO per diluted share(1)	$0.14	$0.25	$0.81	$1.66
Adjusted FFO per diluted share(1)	$0.37	$0.25	$1.41	$1.54

(1)	See tables later in press release, which list adjustments that reconcile net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per share, adjusted FFO and adjusted FFO per share. EBITDA, adjusted EBITDA, FFO, FFO per share, adjusted FFO and adjusted FFO per share are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release.

Fourth Quarter Highlights

•

RevPAR: Room revenue per available room (“RevPAR”) increased 3.2 percent to $132.24, as a result of a 2.1 percent increase in average daily rate (“ADR”) to $185.15 and a 1.1 percent increase in occupancy to 71.4 percent.

•	Hotel EBITDA margin: The Company’s hotel EBITDA margin was 29.0 percent, which was an improvement of 55 basis points compared to the same comparable prior year period.

•	Adjusted EBITDA: The Company’s adjusted EBITDA was $43.1 million.

•	Adjusted FFO: The Company generated adjusted FFO of $26.7 million, or $0.37 per diluted share.

•	Acquisitions: The Company acquired the Hotel Roger Williams in New York City on October 6, 2010 for $90.0 million and the Chamberlain West Hollywood on December 6, 2010 for $38.5 million.

•

Dispositions: The joint venture, in which the Company had a 95 percent controlling interest, sold the joint venture’s portion of the building located at 330 N. Wabash Avenue in downtown Chicago, IL on December 29, 2010 for $58.8 million.

Full Year 2010 Highlights

•	RevPAR: RevPAR increased 2.5 percent to $137.41, as a result of a 1.2 percent increase in ADR to $183.16 and a 1.2 percent increase in occupancy to 75.0 percent.

•	Hotel EBITDA margin: The Company’s hotel EBITDA margin was 29.1 percent.

•	Adjusted EBITDA: The Company’s adjusted EBITDA was $165.0 million.

•	Adjusted FFO: The Company generated adjusted FFO of $98.1 million, or $1.41 per diluted share.

•	Acquisitions: The Company acquired six hotels during 2010 for a total investment of $516.0 million, including the following:

•	The Sofitel Washington, DC Lafayette Square for $95.0 million on March 1;

•	The Hotel Monaco San Francisco for $68.5 million on September 1;

•	The Westin Philadelphia for $145.0 million on September 1;

•	The Embassy Suites Philadelphia – Center City for $79.0 million on September 1;

•	Hotel Roger Williams in New York City for $90.0 million on October 6; and

•	The Chamberlain West Hollywood for $38.5 million on December 6.

•	Dispositions: The Company disposed of two hotels and one development property during 2010 for gross proceeds of $128.8 million, including the following:

•	Seaview Resort for $20.0 million on September 1;

•	Westin City Center Dallas for $50.0 million on September 30; and

•

The joint venture, in which the Company had a 95 percent controlling interest, sold the joint venture’s portion of the building located at 330 N. Wabash Avenue in downtown Chicago, IL for $58.8 million on December 29.

•	Capital Markets: The Company sold common shares, raising $184.1 million, including the following:

•	Underwritten public offering in March, 2010 which resulted in net proceeds of $109.2 million; and

•	Sale of common shares through its at-the-market (“ATM”) offering program, which resulted in net proceeds of $74.9 million.

Additionally, the Company retired $12.8 million of outstanding mortgage principal balance on the LeMontrose Suite Hotel.

•	Capital Investments: The Company invested $33.4 million of capital in its hotels, including the commencement of guestroom renovations at the Westin Copley Place hotel, Hotel Rouge and Topaz Hotel.

•	Dividends: On September 14, 2010, the Company announced that it increased its quarterly dividend from $0.01 to $0.11 per common share of beneficial interest.

“2010 was a very successful year for our Company,” said Michael Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “The industry and our portfolio began to recover, our Company continued to deliver extraordinary hotel EBITDA margins and we substantially improved our portfolio by acquiring hotels that are consistent with our strategy and that we believe will create long term shareholder value and by exiting non-core markets and lower-performing assets. In addition, we were able to meaningfully increase the dividend in the third quarter of 2010.

We continued to opportunistically raise capital in 2010 with net proceeds of $109.2 million through our common equity offering in March and $74.9 million through our ATM program. To date in 2011, we have raised net proceeds of $66.4 million through our Series H preferred offering and $72.3 million through our ATM program.”

Balance Sheet

As of December 31, 2010, the Company had total outstanding debt of $808.6 million, including $120.2 million outstanding on its credit facilities. Total debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 4.4 times as of December 31, 2010. For the year, the Company’s weighted average interest rate was 4.9 percent. As of December 31, 2010, based on the Company’s covenants under its senior unsecured credit facility, the Company’s EBITDA to interest coverage ratio was 4.7 times and its fixed charge coverage ratio was 2.3 times. At the end of 2010, the Company had $32.3 million of cash and cash equivalents on its balance sheet and an aggregate of $347.7 million available on its credit facilities.

Subsequent Events

On January 5, 2011, the Company announced that Mr. Bruce A. Riggins has been appointed Executive Vice President and Chief Financial Officer effective January 24, 2011. Mr. Riggins was previously Chief Financial Officer of Interstate Hotels & Resorts.

On January 12, 2011, the Company sold the Sheraton Bloomington Hotel for $20.0 million. The Company recorded an impairment loss related to the sale of $3.2 million in the fourth quarter of 2010.

On January 19, 2011, the Company priced an underwritten public offering of 7.5% Series H Cumulative Redeemable Preferred Shares at $25.00 per share, for net proceeds of approximately $66.4 million, including the exercise of the underwriters’ overallotment option.

On February 11, 2011, the Company announced the redemption of its 8.375% Series B Cumulative Redeemable Preferred Shares. The redemption price is $25.00 per share, plus accrued and unpaid dividends through the redemption date of March 14, 2011.

During January and February, 2011, the Company sold 2,619,811 common shares through its at-the-market offering program resulting in net proceeds of approximately $72.3 million. In addition, the Company’s Board of Trustees has authorized an additional ATM program in the amount of $250.0 million, to the extent conditions warrant raising the additional proceeds; however, the Company has not yet entered into any new equity distribution agreements.

2011 Outlook

Based on the current economic environment and assuming that recent signs of economic recovery continue to improve, and assuming 2011 RevPAR growth of 6.0% to 8.0% compared to 2010, the Company’s 2011 outlook is as follows:

•	Adjusted EBITDA of $192.0 to $202.0 million;

•	Adjusted FFO of $116.4 to $124.4 million;

•	Adjusted FFO per diluted share of $1.55 to $1.66;

•	Portfolio hotel EBITDA margins between 30.0% and 31.0%, an increase of approximately 100 to 200 basis points;

•	Corporate general and administrative expenses of $16.0 million to $17.0 million;

•	Total capital investments of $65.0 million to $70.0 million;

•	Non-cash income tax expense of $5.5 million to $7.5 million;

•	No acquisitions; and

•

$0.6 million of costs associated with the departure of the previous CFO and $0.7 million of recognized issuance costs associated with the redemption of the Series B Cumulative Redeemable Preferred Shares. These items are excluded from adjusted EBITDA and adjusted FFO.

2011 First Quarter Outlook

Based on the portfolio’s performance the first two months of the quarter, the Company expects RevPAR to increase 5.0% to 7.0%, resulting in adjusted FFO of $7.2 million to $8.8 million, adjusted FFO per share of $0.10 per share to $0.12 per share and adjusted EBITDA of $22.0 million to $24.0 million for the first quarter. Both adjusted FFO and adjusted EBITDA for the quarter exclude the impact of approximately $0.6 million of costs associated with the departure of the previous CFO and $0.7 million of recognized issuance costs associated with the redemption of the Series B Cumulative Redeemable Preferred Shares.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, February 24, 2011 at 9:00 AM EST. To participate in the conference call, please dial (888) 228-5307. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 34 upscale full-service hotels, totaling over 8,500 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts and JRK Hotel Group, Inc.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about outlook for adjusted FFO, adjusted EBITDA and derivations thereof and related assumptions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2010	2009	2010	2009
Revenues:
Hotel operating revenues:
Room	$102,841	$81,719	$388,108	$346,604
Food and beverage	47,019	37,810	162,831	147,252
Other operating department	10,951	9,484	43,703	42,088

Total hotel operating revenues	160,811	129,013	594,642	535,944
Other income	935	1,752	5,715	6,702

Total revenues	161,746	130,765	600,357	542,646

Expenses:
Hotel operating expenses:
Room	26,669	20,280	95,271	84,008
Food and beverage	31,610	25,706	112,757	99,551
Other direct	4,315	4,009	18,753	17,620
Other indirect	42,720	30,152	153,678	137,360

Total hotel operating expenses	105,314	80,147	380,459	338,539
Depreciation and amortization	27,457	25,879	105,587	102,856
Real estate taxes, personal property taxes and insurance	6,017	7,727	30,897	29,460
Ground rent	1,280	906	5,825	5,706
General and administrative	7,038	4,373	18,802	15,033
Acquisition transaction costs	977	—	3,003	—
Impairment of development property	8,427	—	8,427	—
Other expenses	749	1,354	3,287	3,016

Total operating expenses	157,259	120,386	556,287	494,610

Operating income	4,487	10,379	44,070	48,036
Interest income	48	20	126	63
Interest expense	(10,131)	(9,036)	(36,500)	(37,951)

Income before income tax expense and discontinued operations	(5,596)	1,363	7,696	10,148
Income tax expense	(227)	(2,193)	(5,075)	(4,590)

(Loss) income from continuing operations	(5,823)	(830)	2,621	5,558

Discontinued operations:
(Loss) income from operations of properties disposed of, including gain on sale and loss on impairment	(5,316)	(7,109)	(2,502)	2,079
Income tax benefit	629	3,071	1,651	333

Net (loss) income from discontinued operations	(4,687)	(4,038)	(851)	2,412

Net (loss) income	(10,510)	(4,868)	1,770	7,970

Noncontrolling interests:
Redeemable noncontrolling interest in loss of consolidated entity	155	9	191	30
Noncontrolling interest of common units in Operating Partnership	—	7	—	(15)
Noncontrolling interest of preferred units in Operating Partnership	—	—	—	(367)

Net loss (income) attributable to noncontrolling interests	155	16	191	(352)

Net (loss) income attributable to the Company	(10,355)	(4,852)	1,961	7,618
Distributions to preferred shareholders	(6,688)	(6,689)	(26,754)	(26,388)

Net loss attributable to common shareholders	$(17,043)	$(11,541)	$(24,793)	$(18,770)

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations - Continued

(in thousands, except share data)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2010	2009	2010	2009
Earnings per Common Share - Basic:
Net loss attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$(0.17)	$(0.12)	$(0.35)	$(0.39)
Discontinued operations	(0.07)	(0.06)	(0.01)	0.05

Net loss attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.24)	$(0.18)	$(0.36)	$(0.34)

Earnings per Common Share - Diluted:
Net loss attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$(0.17)	$(0.12)	$(0.35)	$(0.39)
Discontinued operations	(0.07)	(0.06)	(0.01)	0.05

Net loss attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.24)	$(0.18)	$(0.36)	$(0.34)

Weighted average number of common shares outstanding:
Basic	72,570,889	63,043,417	69,549,441	54,477,414
Diluted	72,570,889	63,043,417	69,549,441	54,477,414

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(in thousands, except share data)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2010	2009	2010	2009
Net loss attributable to common shareholders	$(17,043)	$(11,541)	$(24,793)	$(18,770)
Depreciation(1)	27,635	27,377	110,138	109,174
Amortization of deferred lease costs	85	127	363	436
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	(155)	(9)	(191)	(30)
Noncontrolling interest of common units in Operating Partnership	—	(7)	—	15
Less: Net gain on sale of property(2)	6	—	(29,162)	—

FFO	$10,528	$15,947	$56,355	$90,825

After tax income related to prior termination cure payments	—	—	—	(5,712)
Preferred share exchange fee	—	—	—	(1,000)
Impairment loss related to sale of properties(3)	12,561	—	36,129	—
Acquisition transaction costs	977	—	3,003	—
Costs associated with CFO departure	2,612	—	2,612	—

Adjusted FFO	$26,678	$15,947	$98,099	$84,113

Weighted average number of common shares and units outstanding:
Basic	72,570,889	63,076,444	69,549,441	54,534,939
Diluted	72,671,490	63,149,145	69,722,700	54,611,974

FFO per diluted share	$0.14	$0.25	$0.81	$1.66
Adjusted FFO per diluted share	$0.37	$0.25	$1.41	$1.54

	For the three months ended December 31,		For the year ended December 31,
	2010	2009	2010	2009
Net loss attributable to common shareholders	$(17,043)	$(11,541)	$(24,793)	$(18,770)
Interest expense(1)	10,131	9,037	36,504	37,956
Income tax (benefit) expense(1)	(402)	(878)	3,424	4,257
Depreciation and amortization(1)	27,766	27,565	110,676	109,896
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	(155)	(9)	(191)	(30)
Noncontrolling interest of common units in Operating Partnership	—	(7)	—	15
Noncontrolling interest of preferred units in Operating Partnership	—	—	—	367
Distributions to preferred shareholders	6,688	6,689	26,754	26,388

EBITDA	$26,985	$30,856	$152,374	$160,079

Pretax income related to prior termination cure payments	—	—	—	(9,494)
Preferred share exchange fee	—	—	—	(1,000)
Net (gain) on sale of property(2)	6	—	(29,162)	—
Impairment loss related to sale of properties(3)	12,561	—	36,129	—
Acquisition transaction costs	977	—	3,003	—
Costs associated with CFO departure	2,612	—	2,612	—

Adjusted EBITDA	$43,141	$30,856	$164,956	$149,585

Corporate expense	5,432	6,055	20,985	19,242
Interest and other income(1)	(995)	(1,793)	(5,899)	(5,822)
Hotel level adjustments, net	(1,150)	8,635	(7,482)	6,840

Hotel EBITDA	$46,428	$43,753	$172,560	$169,845

(1)	Includes amounts from discontinued operations.
(2)	Net gain on sale of $29,162 due to the sale of Westin City Center Dallas in 2010.
(3)	The following property sales are included in impairment loss related to sale of properties in 2010 and 2011:

	For the three months ended December 31,		For the year ended December 31,
	2010	2009	2010	2009
Property
Seaview Resort	$911	$—	$24,479	$—
330 N. Wabash Avenue	8,427	—	8,427	—
Sheraton Bloomington	3,223	—	3,223	—

Total	$12,561	$—	$36,129	$—

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Hotel EBITDA includes the operating data for all properties owned by the Company as of February 23, 2011 for the three months and years ended December 31, 2010 and 2009. Hotel EBITDA includes adjustments made for presentation of comparable information. Both 2009 and 2010 exclude Westin City Center Dallas, Seaview Resort, Chamberlain West Hollywood, and Sheraton Bloomington.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(in thousands)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2010	2009	2010	2009
Revenues:
Room	$102,539	$99,331	$387,805	$378,394
Food and beverage	46,977	44,259	162,789	157,857
Other	10,393	10,002	41,492	41,068

Total hotel revenues	159,909	153,592	592,086	577,319

Expenses:
Room	26,469	25,244	94,967	92,543
Food and beverage	31,558	29,811	112,704	107,381
Other direct	4,128	4,352	18,183	18,074
General and administrative	13,789	12,544	48,486	46,351
Sales and marketing	11,591	10,748	42,842	40,887
Management fees	6,313	5,995	21,738	21,482
Property operations and maintenance	6,309	5,869	22,885	21,639
Energy and utilities	4,803	4,919	18,892	19,679
Property taxes	5,642	7,926	27,956	28,761
Other fixed expenses	2,879	2,431	10,873	10,677

Total hotel expenses	113,481	109,839	419,526	407,474

Hotel EBITDA	$46,428	$43,753	$172,560	$169,845

Note:

This schedule includes the operating data for the three months and year ended December 31, 2010 for all properties owned by the Company as of February 23, 2011, including Sofitel Washington DC, Hotel Monaco, Westin Philadelphia, Embassy Suites Philadelphia, and Hotel Roger Williams for the Company’s period of ownership. Sofitel, Monaco, Westin Philadelphia, Embassy Suites Philadelphia, and Hotel Roger Williams are shown in 2009 for their comparative period of ownership in 2010. Both 2009 and 2010 exclude Westin City Center Dallas, Seaview Resort, Chamberlain West Hollywood, and Sheraton Bloomington.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2010	2009	2010	2009
Total Portfolio
Occupancy	71.4%	70.6%	75.0%	74.1%
Increase	1.1%		1.2%
ADR	$185.15	$181.36	$183.16	$180.94
Increase	2.1%		1.2%
RevPAR	$132.24	$128.10	$137.41	$134.07
Increase	3.2%		2.5%

Note:

This schedule includes the operating data for the three months and year ended December 31, 2010 for all properties owned by the Company as of February 23, 2011, including Sofitel Washington DC, Hotel Monaco, Westin Philadelphia, Embassy Suites Philadelphia, and Hotel Roger Williams for the Company’s period of ownership. Sofitel, Monaco, Westin Philadelphia, Embassy Suites Philadelphia, and Hotel Roger Williams are shown in 2009 for their comparative period of ownership in 2010. Both 2009 and 2010 exclude Westin City Center Dallas, Seaview Resort, Chamberlain West Hollywood, and Sheraton Bloomington.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

Prior Year Operating Data

	First Quarter 2010	Second Quarter 2010	Third Quarter 2010	Fourth Quarter 2010	Full Year 2010
Occupancy	66.1%	82.1%	82.6%	71.3%	75.6%
ADR	$161.90	$192.34	$187.00	$185.32	$182.63
RevPAR	$107.09	$157.91	$154.38	$132.16	$138.00

Note:

This schedule includes operating data for the owned hotels as of February 23, 2011. Sofitel Washington DC, Hotel Monaco, Westin Philadelphia, Embassy Suites Philadelphia, Hotel Roger Williams, and Chamberlain West Hollywood are shown for full year 2010 for comparative purposes.

Non-GAAP Financial Measures

FFO, EBITDA and Hotel EBITDA

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.

The White Paper on FFO approved by NAREIT in April 2002 defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.

With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are FFO, EBITDA and Hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO (including adjusted FFO per share) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property (to the extent included in FFO or EBITDA), impairment losses, acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons among other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.